Exhibit 99.1

Intellicheck Announces Second Quarter Fiscal 2020 Financial Results

MELVILLE, NY – August 11, 2020 — Intellicheck, Inc. (Nasdaq: IDN), an industry leader in identification authentication solutions, today announced its financial results for the second quarter ended June 30, 2020. Total revenue for the second quarter ended June 30, 2020 grew 18% to $1,842,000 versus $1,558,000 in the prior year comparable period. Quarter over quarter SaaS revenue for the second quarter grew 49% and totaled $1,671,000 versus $1,121,000 in the prior year comparable period.

Speaking to the Company’s performance during the quarter, CEO Bryan Lewis said, “I am very pleased with the strides we have made during a quarter marked by unprecedented circumstances brought on by the COVID-19 pandemic. Our ability to continue to grow our client base, advance the adoption of our technology solution solutions with current clients and maintain forward momentum with a robust implementation pipeline underscores the steps we have taken to position the company to be nimble and responsive to market developments.”

Commenting on the shifting landscape, Lewis noted the explosion of fraud in digital channels has reverberated across market verticals creating a real understanding of the importance of the Company’s person-not-present authentication tools, “What differentiates us from the growing field of competitors in facial recognition is the continuing value of our technology solutions. Many of our competitors also talk about facial recognition, but as our clients are realizing, facial recognition only has value when it includes the critical first step – determining if the government identification document is real. Without knowing with near certainty that it is authentic, facial recognition is useless. We believe that our solutions provide that near certainty. This reflects how we as a company continue to meet real-time needs with industry leading technology solutions that protect businesses and the customers they serve.”

Gross profit as a percentage of revenues was 88.6% for the three months ended June 30, 2020 versus 85.9% in the prior year comparable period. The increase in gross margin was driven by the continued growth of our SaaS revenue.

Net loss for the three months ended June 30, 2020 was ($760,000) or ($0.05) per diluted share versus a net loss of ($874,000) or ($0.06) per diluted share for the comparable prior year period. Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) was ($619,000) for the second quarter of 2020 as compared to a loss of ($785,000) in the prior year comparable period. A reconciliation of adjusted EBITDA to net loss is provided elsewhere in this release.

Cash at June 30, 2020 totaled $14.6 million and stockholders’ equity totaled $22.1 million at the end of the period.

The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until Intellicheck files its Form 10-Q for the second quarter ended June 30, 2020.

Conference Call Information

The Company will hold an earnings conference call today, August 11, at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13707648. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13707648. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until August 25, 2020.

INTELLICHECK, INC.

BALANCE SHEETS

	June 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$14,589,615	$3,350,853
Accounts receivable, net of allowance of $42,055 at June 30, 2020 and December 31, 2019, respectively	1,444,609	1,674,894
Other current assets	492,447	354,349
Total current assets	16,526,671	5,380,096

PROPERTY AND EQUIPMENT, net	172,244	181,731
GOODWILL	8,101,661	8,101,661
INTANGIBLE ASSETS, net	535,081	174,237
OPERATING LEASE RIGHT-OF-USE ASSET	92,187	151,668
OTHER ASSETS	-	7,778
Total assets	$25,427,844	$13,997,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$139,892	$95,388
Accrued expenses	1,482,986	1,408,086
Notes payable	1,106,100	-
Operating lease liability, current portion	96,651	125,851
Deferred revenue, current portion	527,287	572,391
Total current liabilities	3,352,916	2,201,716

OTHER LIABILITIES:
Deferred revenue, long-term portion	10,486	13,322
Operating lease liability, long-term portion	-	32,620
Total liabilities	3,363,402	2,247,658

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized; 18,028,282 and 16,041,650 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	18,028	16,042
Additional paid-in capital	139,715,197	128,668,583
Accumulated deficit	(117,668,783)	(116,935,112)
Total stockholders’ equity	22,064,442	11,749,513

Total liabilities and stockholders’ equity	$25,427,844	$13,997,171

INTELLICHECK, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

REVENUES	$1,842,195	$1,557,991	$4,957,467	$2,836,985
COST OF REVENUES	(209,945)	(218,988)	(902,829)	(411,285)
Gross profit	1,632,250	1,339,003	4,054,638	2,425,700

OPERATING EXPENSES
Selling, general and administrative	1,415,336	1,379,368	2,869,891	2,873,078
Research and development	986,312	879,377	1,929,611	1,691,374
Total operating expenses	2,401,648	2,258,745	4,799,502	4,564,452

Loss from operations	(769,398)	(919,742)	(744,864)	(2,138,752)

OTHER INCOME
Interest and other income	9,125	46,065	11,193	52,084

Net loss	$(760,273)	$(873,677)	$(733,671)	$(2,086,668)

PER SHARE INFORMATION
Loss per common share -
Basic/Diluted	$(0.05)	$(0.06)	$(0.05)	$(0.13)

Weighted average common shares used in computing per share amounts -
Basic/Diluted	16,377,539	15,742,692	16,265,544	15,691,016

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Three months ended June 30, 2020
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, March 31, 2020	16,209,627	$16,210	$128,989,744	$(116,908,510)	$12,097,444

Stock-based compensation expense	-	-	103,710	-	103,710
Issuance of common stock, net of costs	1,769,230	1,769	10,567,698	-	10,569,467
Exercise of stock options, net of cashless exercise of 8,958 shares	31,650	32	13,939	-	13,971
Issuance of shares for restricted stock grants	10,325	10	(10)	-	-
Settlement of executive bonuses with issuance of restricted stock units	9,462	9	53,451	-	53,460
Shares forfeited in exchange for withholding taxes	(2,012)	(2)	(13,335)		(13,337)
Net loss	-	-	-	(760,273)	(760,273)
BALANCE, June 30, 2020	18,028,282	$18,028	$139,715,197	$(117,668,783)	$22,064,442

	Three months ended June 30, 2019
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, March 31, 2019	15,638,765	$15,639	$127,660,206	$(115,599,392)	$12,076,453

Stock-based compensation expense	-	-	73,042	-	73,042
Exercise of stock options, net of cashless exercise of 21,864 shares	58,008	58	63,192	-	63,250
Exercise of stock options	-	-	-	-	-
Exercise of warrants	92,856	93	204,190	-	204,283
Issuance of shares for restricted stock grants	2,000	2	(2)	-	-
Net loss	-	-	-	(873,677)	(873,677)
BALANCE, June 30, 2019	15,791,629	$15,792	$128,000,628	$(116,473,069)	$11,543,351

INTELLICHECK, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Six months ended June 30, 2020
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2019	16,041,650	$16,042	$128,668,583	$(116,935,112)	$11,749,513

Stock-based compensation expense	-	-	189,752	-	189,752
Issuance of common stock, net of costs	1,769,230	1,769	10,567,698	-	10,569,467
Exercise of stock options, net of cashless exercise of 11,409 shares	146,957	147	139,111	-	139,258
Exercise of warrants	50,000	50	109,950	-	110,000
Issuance of shares for restricted stock grants	12,995	13	(13)	-	-
Settlement of executive bonuses with issuance of restricted stock units	9,462	9	53,451	-	53,460
Shares forfeited in exchange for withholding taxes	(2,012)	(2)	(13,335)	-	(13,337)
Net loss	-	-	-	(733,671)	(733,671)
BALANCE, June 30, 2020	18,028,282	$18,028	$139,715,197	$(117,668,783)	$22,064,442

	Six months ended June 30, 2019
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2018	15,638,765	$15,639	$127,290,467	$(114,386,401)	$12,919,705

Stock-based compensation expense	-	-	442,781	-	442,781
Exercise of stock options, net of cashless exercise of 21,864 shares	58,008	58	63,192	-	63,250
Exercise of warrants	92,856	93	204,190	-	204,283
Issuance of shares for restricted stock grants	2,000	2	(2)	-	-
Net loss	-	-	-	(2,086,668)	(2,086,668)
BALANCE, June 30, 2019	15,791,629	$15,792	$128,000,628	$(116,473,069)	$11,543,351

INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(733,671)	$(2,086,668)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	80,756	123,492
Stock-based compensation expense	189,752	442,781
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	230,285	(170,282)
(Increase) in other current assets	(159,797)	(49,833)
Decrease in other assets	7,778	1,964
Increase in accounts payable and accrued expenses	170,524	149,634
(Decrease) in deferred revenue	(47,940)	(7,918)
Net cash used in operating activities	(262,313)	(1,596,830)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of software license	(100,000)	-
Capital expenditures	(32,114)	(6,529)
Collection of note receivable	21,699	20,850
Net cash (used in) provided by investing activities	(110,415)	14,321

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	10,569,467	-
Loan proceeds on unsecured promissory note	806,100	-
Net proceeds from issuance of common stock from exercise of stock options	139,258	63,250
Net proceeds from issuance of common stock from exercise of warrants	110,000	204,283
Withholding taxes paid on vesting of restricted stock units	(13,335)	-
Net cash provided by financing activities	11,611,490	267,533

Net increase (decrease) in cash	11,238,762	(1,314,976)

CASH, beginning of period	3,350,853	4,376,017

CASH, end of period	$14,589,615	$3,061,041

Supplemental disclosure of noncash investing and financing activities:
Note payable for software license	$300,000	$-
Settlement of executive bonuses with restricted stock units	$53,460	$-

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net loss, interest and other income, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest and other income, impairments of long-lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

A reconciliation of GAAP net loss to Non-GAAP Adjusted EBITDA follows:

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$(760,273)	$(873,677)	$(733,671)	$(2,086,668)
Reconciling items:
Interest and other income	(9,125)	(46,065)	(11,193)	(52,084)
Depreciation and amortization	46,961	61,382	80,756	123,492
Stock-based compensation expense	103,710	73,042	189,752	442,781
Adjusted EBITDA	$(618,727)	$(785,318)	$(474,356)	$(1,572,479)

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck Nasdaq: IDN

Intellicheck (Nasdaq: IDN) is a trusted industry leader in technology solutions that stop identity theft and fraud with real-time identification authentication and age verification. We make it possible for our clients to increase revenues, improve customer service, and increase operational efficiencies. The company is focused on partnering with banks, credit card issuers and retailers to prevent fraud. Intellicheck also serves law enforcement agencies, national defense clients and diverse state and federal government agencies. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, Twitter, Facebook, and YouTube.

Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.